UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2017
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 21, 2017, NanoString Technologies, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies representing 18,121,227 shares of the Company’s common stock, or approximately 84% of the total shares entitled to vote, were present and voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on April 28, 2017:
Proposal One - Election of Class I Directors. The following nominees were each elected as a Class I director to serve until the 2020 annual meeting of stockholders or until his successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
R. Bradley Gray	15,439,143	268,132	2,413,952
Robert M. Hershberg, M.D., Ph.D.	15,438,370	268,905	2,413,952
Kirk D. Malloy, Ph.D.	15,436,330	270,945	2,413,952

Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017 was ratified.

For	Against	Abstain
18,096,765	23,090	1,372

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	June 23, 2017	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer